Exhibit 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Zebra Technologies Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-102050 and 333-59733) pertaining to the Zebra Technologies Corporation Profit Sharing and Savings Plan (the Plan) of our report dated June 13, 2005 with respect to the financial statements and the supplemental schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Chicago, Illinois

June 28, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Zebra Technologies Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102050 and 333-59733) of our report dated May 31, 2004, with respect to the Statement of Net Assets Available for Benefits as of December 31, 2003, and the related Statement of Changes in Net Assets Available for Benefits for the year then ended of Zebra Technologies Corporation Profit Sharing and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ KPMG LLP

Chicago, Illinois

June 28, 2005